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                              EMPLOYMENT AGREEMENT

          THIS AGREEMENT is dated September 25, 1996, and has been entered into between Personal Diagnostics, Incorporate, hereinafter called the Employer, and John H. Michael, hereinafter called the Employee.

          In consideration of the mutual covenants set forth herein, the Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

          2. TERM: Subject to the provisions for termination as hereinafter provided, the term of this agreement shall begin on September 25, 1996 and shall terminate on September 24, 1999 (being three years after the commencement date), with the right on the part of the Employee to extend this agreement for an additional term of three years upon written notice to the Employer not less than two months prior to the expiration of the first three year term.

          3. COMPENSATION: For all services rendered by the Employee under this agreement, the Employer shall pay to the Employee a salary payable in monthly or quarterly installments as directed by the Employee. Such salary shall be $175,000 per annum.

          In the event that the Employee shall renew this agreement for an additional three year term, the Employee's salary shall be determined (prior to the outset of such term) by the Employer but such salary shall in no event be less than $175,000.

          Employee shall also be eligible to receive additional compensation in the form of an annual bonus in an amount to be set by the Board of Directors in their sole discretion.

          4. DUTIES: The Employee is engaged as President and Chief Executive Officer of the Employer. His duties shall be consistent with the responsibilities of such offices. He shall be in full control of the operations of the Employer, subject only to the directions of the Board of Directors of the Employer.

          5. EXTENT OF SERVICES: The Employee shall devote substantial time, attention, and energies to the business of the Employer. Employer acknowledges that Employee will devote some of his time to his other business interests but he will devote sufficient time to the business of the Employer to fulfill his responsibilities.

          6. WORKING FACILITIES: Employee shall be furnished with a private office and such other facilities and services as are suitable to his position and adequate for the performance of his duties.

          7. VACATIONS: The Employee shall be entitled each year to reasonable vacations consistent with his position and office. Employee's compensation shall be paid in full during such vacations.

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          8. INDUCEMENTS TO EMPLOYEE TO ENTER EMPLOYMENT AGREEMENT:

                   (a) Bonus-Stock Option Exercise. The Company grants to Employee a cash bonus of $150,000 payable January 2, 1997. Employee agrees to exercise immediately (September 25, 1996) existing, vested incentive stock options to purchase 150,000 shares at $.70 per share. The Company advances $105,000 to Employee to consummate this exercise. Employee will repay this advance to the Company on January 2, 1997 upon receipt of the bonus.

                   (b) Loan. In addition to the stock option advance referred to in Paragraph 8(a) the Employee is granted the right to borrow from the Company up to $250,000 at the prevailing prime rate up to a maximum of 9%. Interest will be calculated, accrued and paid at the end of each fiscal year. Any such borrowing must be repaid within 120 days of the termination of this contract.

                   (c) Automobile. The Company will provide Employee with the use of an automobile of a type consistent with his position.

          9. TERMINATION:

                   (a) If the Employee is unable to perform his services by reason of illness or incapacity for a period exceeding six months, the compensation otherwise payable to him during the continued period of such illness or incapacity shall be reduced by 25%. The Employee's full compensation shall be reinstated upon his return to full employment and the discharge of his duties hereunder. Notwithstanding anything herein to the contrary, the Employer may terminate this agreement at any time after the Employee shall be absent from his employment, for whatever cause, for a continuous period exceeding twelve months, and all obligations of the Employer hereunder shall cease upon any such termination.

                   (b) The Employer shall have the right to terminate this agreement for cause at any time if and only if the Board of Directors shall have determined that (i) the Employee has willfully engaged in fraudulent conduct to the material detriment of the Employer or (ii) the Employee has engaged in practices which constitute a gross disregard for his responsibilities as an employee of the Employer after receipt of notice from the Employer.

          10. FRINGE BENEFITS: Employee shall be entitled to participate in and receive any fringe benefits, generally offered to management employees of the Employer, including, but not limited to, participation in any retirement benefits, group life insurance and medical benefits. In addition, the Employee shall be entitled to participate in any profit-sharing plan maintained by the Employer for its employees. The Employee is entitled to reimbursement for any medical or dental costs not covered by a plan maintained by the Company.

          11. CONFIDENTIAL INFORMATION:

                   (a) The Employer and the Employee recognize that the Employee is employed in a capacity which, from time to time, he shall acquire confidential information concerning the Employer and its business. As used in this agreement, "Confidential Information" means trade

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secrets, proprietary data, customer lists and any other information disclosed to or acquired by the Employee in the course of his employment (including information developed or originated by the Employee himself) that:

                            (i) is not generally known to the trade or industry
in which the Employer is engaged; and

                            (ii) concerns any of the following:

                                     (A) the Employer's customers or suppliers,
the actual or anticipated requirements of such customers and suppliers, or the Employer's actual or anticipated contractual or financial relationships with its customers or suppliers.

                   (b) The Employee agrees that both during and after the term of his employment he shall not disclose, disseminate or use for the benefit of himself or others any Confidential Information, except (i) as authorized by the Board of Directors of the Employer or (ii) to the extent that such information has entered the public domain and ceased to be confidential.

          12. SEVERABILITY: If any provision of this agreement, and in particular any obligation undertaken by the Employee herein, is deemed invalid in any respect under applicable law, the provision shall, if possible, be enforced to the extent reasonable under the circumstances. To the extent that the provision or any part of the provision remains unenforceable, it shall be deemed not to constitute part of the agreement. In any case, the remaining provisions of the agreement shall not be affected, and shall remain valid and be enforced to the fullest extent allowed by law.

          13. SPECIFIC ENFORCEMENT:

                   (a) The Employee acknowledges that his failure to fulfill his obligations under Sections 11 and 12 of this agreement would substantially and irreparably jeopardize the value of the Employer's assets, and that the remedies at law for any breach by him of his obligations would prove inadequate. The Employee therefore agrees that the Employer shall be entitled to sue in equity to enjoin any breach or anticipated breach by him of Sections 11 and 12 of this agreement, and he hereby waives the defense, in any such action or proceeding brought by the Employer, that an adequate remedy at law exists.

                   (b) This Section 13 shall not be deemed to limit the Employer's rights to any remedies to which it may be entitled under law, including the recovery of monetary damages from the Employee.

          14. NOTICES. Any notice required or permitted to be given under this agreement shall be sufficient if in writing, and if sent by registered mail to his residence in the case of the Employee, or to its principal office in the case of the Employer.

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          15. WAIVER OF BREACH: The waiver by either party hereto of a breach of any provision of this agreement by the other party hereto shall not operate or be construed as a waiver of any subsequent breach by the latter.

          16. ASSIGNMENT: The rights and obligations of the Employer under this agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer; provided, however, that no assignment of this agreement shall relieve the Employer of its obligations hereunder.

          17. ENTIRE AGREEMENT: This instrument contains the entire agreement of the parties. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement, waiver, change, modification, extension, or discharge is sought.

                   IN WITNESS WHEREOF, the parties have executed this agreement on the date first set forth above.

ATTEST:                                PERSONAL DIAGNOSTICS, INC.


_____________________________          By:_____________________________________
                , Secretary


                                       ________________________________________
                                       John H. Michael, Employee

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